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              CCC INFORMATION SERVICES GROUP INC. AND SUBSIDIARIES
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                 (IN THOUSANDS)

                                   (UNAUDITED)

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                                                                                 THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                                 ------------------            -----------------
                                                                                    SEPTEMBER 30,                 SEPTEMBER 30,
                                                                                    -------------                 -------------
                                                                                 1999          1998           1999           1998
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
Per share income (loss) before dividends and accretion on preferred stock:

Income (loss) before dividends and accretion on preferred stock                $    568      $   (604)      $   (368)      $  2,213
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Weighted average common shares outstanding:
    Shares attributable to common stock outstanding                              22,429        24,998         23,172         24,833
    Shares attributable to common stock equivalents outstanding                     241           390            306            607
                                                                               --------      --------       --------       --------
                                                                                 22,670        25,388         23,478         25,440
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Per share income (loss) before dividends and accretion on preferred stock      $   0.03      $  (0.02)      $  (0.02)      $   0.08
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Per share dividends and accretion on mandatorily redeemable preferred:

Dividends and accretion on mandatorily redeemable preferred:                   $      -      $      6       $     (2)      $   (185)
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Weighted average common shares outstanding:
    Shares attributable to common stock outstanding                              22,429        24,998         23,172         24,833
    Shares attributable to common stock equivalents outstanding                     241           390            306            607
                                                                               --------      --------       --------       --------
                                                                                 22,670        25,388         23,478         25,440
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Per share dividends and accretion on mandatorily redeemable preferred          $      -      $      -       $      -       $      -
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Net income (loss) per share applicable to common stock:

Net income (loss) applicable to common stock                                   $    568      $   (598)      $   (370)      $  2,028
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Weighted average common shares outstanding:
    Shares attributable to common stock outstanding                              22,429        24,998         23,172         24,833
    Shares attributable to common stock equivalents outstanding                     241           390            306            607
                                                                               --------      --------       --------       --------
                                                                                 22,670        25,388         23,478         25,440
                                                                               --------      --------       --------       --------
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Net income (loss) per share applicable to common stock                         $   0.03      $  (0.02)      $  (0.02)      $   0.08
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